Exhibit 99.1

For Further Information:

David A. Crittenden

Chief Financial Officer

dcrittenden@goutsi.com

(586) 467-1427

Universal Truckload Services, Inc. Announces Expected Investor Communications

Warren, MI – February 9, 2015 — Universal Truckload Services, Inc. (NASDAQ: UACL), announced today it expects to release 2014 financial results after the market closes on Thursday, February 19, 2015.

Based on information available to us as of February 9, 2015, we expect to report fourth quarter total operating revenues in a range between $301 million and $304 million, resulting in 2014 revenues of $1.19 billion, an approximately 15.5% increase from $1.03 billion in 2013. Earnings per share for the fourth quarter of 2014 are anticipated in the range of $0.34 to $0.35 per share, yielding full-year 2014 EPS in the range of $1.50 to $1.51 per share. This compares to earnings per share of $0.38 and $1.68 for the fourth quarter and full year of 2013.

Operating activities in late 2014 generally achieved our fourth quarter performance expectations, reflecting solid performance in our truckload and intermodal businesses, continuing strength in value-added services for our heavy truck customers, and anticipated seasonal changes in our other logistics businesses. Universal’s 2014 net income also reflects the following developments:

•	The recognition of a $2 million accounting reserve for an uncollectible account related to a customer in the oil exploration industry.

•	Non-cash charges totaling approximately $1 million related primarily to the retirement of our former CEO, which triggered accelerated vesting of a prior-year restricted stock award grant.

The above information is subject to adjustments as Universal completes its annual financial close and reporting processes, including the annual audit of our consolidated financial statements.

Investor Conferences:

Jeff Rogers, Universal’s new CEO and David Crittenden, CFO, will attend and present Universal at two upcoming investor conferences:

Stifel Transportation & Logistics Conference 2015 at The Ritz-Carlton in Key Biscayne, Florida. Universal’s presentation begins at 8:10 AM ET on Wednesday, February 11, 2015.

BB&T Capital Markets 30th Annual Transportation Services Conference at The Biltmore in Coral Gables, Florida. Universal’s presentation begins at 8:00 AM ET on Thursday, February 12, 2015.

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At both conferences, we will introduce Universal’s unique capabilities, discuss recent leadership changes and other corporate developments, reflect on current operating trends, and outline plans and expectations for future revenue growth and margin expansion.

Each conference will be broadcast live via the internet at http://www.goutsi.com. Click on “Investors” and then click the webcast link. A webcast replay will be available for 30 days following each event.

Conference Call:

We invite analysts and investors to participate in our 2014 financial performance conference call:

Time:	10:00 AM ET
Date:	Friday, February 20, 2015 at
Call Toll Free:	(866) 622-0924
International Dial-in:	+1 (660) 422-4956
Conference ID:	82605487

A replay of our conference will be available two hours after the call through March 19, 2015, by calling (855) 859-2056 (toll free) or +1 (404) 537-3406 (toll) and using conference ID 82605487. Additionally, the call will be available on investors.goutsi.com.

About Universal

Universal Truckload Services, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, Mexico and Canada. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, value-added, and intermodal services.

Forward Looking Statements

Certain statements in this press release may be considered forward-looking statements, such as management’s views with respect to future events and financial performance. Forward-looking statements identify prospective information. They are based on information available at the time and/or management’s good faith belief with respect to future events, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are by nature subject to operational, financial and legal uncertainties and risks, including a number of factors that may cause actual results to differ materially from the expectations described. Such factors include, but are not limited to underlying and seasonal demand trends in key markets we serve, our exposure to cargo loss, accidents and other damage claims resulting from our operations, the costs and potential liabilities related to compliance with or violation of governmental laws and regulations, and challenges associated with our ability to consummate and integrate acquisitions. Additional information about the factors that may adversely affect forward-looking statements is contained in Universal’s Form 10-K for the 2013 fiscal year and other reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.